Exhibit 23.4

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Form 10-K of my unrevised and reissued audit report dated June 27, 2012, relative to the financial statements of Accelerated Acquisition XII, Inc. as of March 31, 2012, for the year then ended and the period May 4, 2010 (date of inception) through March 31, 2012.

/s/ Peter Messineo
Peter Messineo, CPA
Palm Harbor FL
August 19, 2013